As filed with the Securities and Exchange Commission on April 2, 1996
                                                  Registration No. 33-_____



                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-3
          Registration Statement Under the Securities Act of 1933

                      AMVESTORS FINANCIAL CORPORATION
          (Exact name of registrant as specified in its charter)

                   KANSAS                     48-1021516
      (State or other jurisdiction         (I.R.S. Employer Identi-
            of incorporation)                  fication Number)

                        415 Southwest Eighth Avenue
                           Topeka, Kansas 66603
                               913/232-6945
           (Address, including ZIP code, and telephone number,
     including area code, of Registrant's principal executive offices)

                           RALPH W. LASTER, JR.
              Chairman of the Board, Chief Executive Officer,
                        and Chief Financial Officer
                      AmVestors Financial Corporation
                        415 Southwest Eighth Avenue
                           Topeka, Kansas 66603
                               913/232-6945
             (Name, address, including ZIP code, and telephone
            number, including area code, of agent for service)

                              COPIES TO:
         BENJAMIN C. LANGEL            MICHAEL H. MILLER
         Foulston & Siefkin L.L.P.     Assistant General Counsel
                                       and Assistant Secretary
         700 Fourth Financial Center   AmVestors Financial Corporation
         Wichita, Kansas 67202         415 Southwest Eighth Avenue
         316/267-6371                  Topeka, Kansas 66603
                                       913/295-4401

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                      CALCULATION OF REGISTRATION FEE


Title of each class  Amount        Proposed maximum  Proposed maximum  Amount of
of securities to    to be          offering price    aggregate offering registration
be registered       registered     per unit<F1>      price<F1>          fee
Common Stock        500,000 shares $12.875           $6,437,500         $2,220.00
no par value

    <F1>  Estimated solely for the purpose of computing the Registration Fee pursuant to the provisions of Rule 457(c), based upon a price of $12.875 per share, being the average of the high and low prices per share as reported in the consolidated reporting system on March 28, 1996.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                              500,000 Shares
                               Common Stock
                               No Par Value

                      AMVESTORS FINANCIAL CORPORATION

                          to be issued under its

                       1995 AGENTS STOCK OPTION PLAN




    AmVestors Financial Corporation (the "Company") is hereby offering the right to purchase shares of its common stock, no par value ("Common Stock"), pursuant to options granted under the Company's 1995 Agents
Stock Option Plan (the "Plan"), to certain selected agents and marketing organizations that recruit agents (collectively, the "Eligible Participants"; each an "Eligible Participant") who sell annuity products and other related savings and life insurance products of the Company's subsidiaries, including American Investors Life Insurance Company, Inc.
(the "Company's Products"). The Company is a Kansas corporation with its principal executive offices at 415
Southwest 8th Avenue, Topeka, Kansas 66603, and its telephone number is (913) 232-6945.

    An aggregate of 500,000 shares of Common Stock may be issued under the Plan, subject to adjustments as described in the Plan and this Prospectus. The shares of Common Stock are offered by the Company only to the Eligible Participants pursuant to a valid exercise of their respective options under the terms of the Plan, including payment of the option price set forth in each Eligible Participant's respective Agent Stock Option Agreement. The option price may not be less than the fair market value of one share of Common Stock on the date of the grant of the option. No underwriting discounts or commissions will be paid in connection with the offering of these shares of Common Stock. The Company's Common Stock is traded on the New York Stock Exchange under the symbol
"AMV". On March 28, 1996, the last reported sale price of the Common Stock on the New York Stock Exchange was $12.875 per share.


                 _________________________________________


  THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
      THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

                 _________________________________________


    No person is authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and, if given or made, such information should not be relied upon as being authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the shares of the Company's Common Stock offered hereby. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of the Company's Common Stock in any jurisdiction to or from any person to or from whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any distribution of the shares of the Company's Common Stock offered pursuant to this Prospectus shall under any circumstances create an implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.



              The date of this Prospectus is April 3, 1996

                           AVAILABLE INFORMATION


    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information
with the Securities and Exchange Commission (the "Commission").   Such
reports, proxy statements, and other
information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the
Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West
Madison Avenue, Suite 1400, Chicago, Illinois 60661, except that copies of the exhibits may not be available at certain of the Regional Offices. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements, and other information concerning the Company also may be inspected at the offices of the New York
Stock Exchange at 20 Broad Street, New York, New York 10005.

    The Company has filed with the Commission a Registration Statement on Form S-3 (including all exhibits and amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and such securities, reference is made to such Registration Statement and to the exhibits thereto.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    The following documents, which have been filed by the Company with the Commission pursuant to the
Exchange Act (File No. 0-15330), are incorporated in this Prospectus by reference and shall be deemed to be a part hereof:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995; and

         (b) The description of the Common Stock contained in the Company's registration statement on
    Form 8-A dated September 23, 1987.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in this Prospectus, in a supplement to this Prospectus, or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed supplement to this Prospectus or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company hereby undertakes to provide without charge to each person to whom a copy of this
Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents.
Written or telephone requests for such copies should be directed to Mark V. Heitz, President and General Counsel,
AmVestors Financial Corporation, 415 Southwest Eighth Avenue, Topeka, Kansas 66603 (Telephone:
(913) 232-6945).
2

                                THE COMPANY


    The Company is an insurance holding company whose subsidiaries are American Investors Life Insurance
Company, Inc. ("American"), American Investors Sales Group, Inc., AmVestors Investment Group, Inc., and Omni-
Tech Medical, Inc. The Company was incorporated in 1986 to serve as a holding company for all of the common stock of American. The Company's principal executive offices are located at 415 Southwest Eighth Avenue, Topeka,
Kansas 66603, and its telephone number is (913) 232-6945.

    American specializes in the sale of annuity products throughout the United States. Single premium deferred annuities accounted for approximately 96% of all premiums received by the Company in 1995. Other products offered include single premium immediate annuities and flexible premium deferred annuities. As of December 31, 1995, the Company had total annuity contracts in force of $2.1 billion.

    The Company designs its products and directs its marketing efforts towards the savings and retirement market. The Company seeks to make sales in the market for retirement savings products by offering annuity products that meet the demands of agents and the pre-retirement population. The Company markets its annuity products through independent agents licensed in 47 states and the District of Columbia. Agents are recruited through the Company's wholly-owned subsidiary, American Sales, as well as through various other national marketing organizations. As of December 31, 1995, the Company had approximately 7,500 independent agents licensed to sell the Company's products. The Company does not market its annuity products through stockbrokers. The Company endeavors to attract agents to sell its products by offering a broad selection of fixed annuity products, by providing timely, comprehensive services to agents and customers, and by continuing to specialize in annuity products.


                          DESCRIPTION OF THE PLAN


    General Information. The Plan provides for the offering of a maximum of 500,000 shares of Common
Stock of the Company pursuant to options granted to the Eligible Participants under the terms of the Plan. The purpose of the Plan is to encourage ownership of Common Stock by the Eligible Participants and to provide an additional incentive for the Eligible Participants to promote the sale of the Company's Products, and to generally promote the success of its business.

    Under the terms of the Plan, Eligible Participants, selected agents and marketing organizations that have entered into a contract with the Company or a subsidiary of the Company providing for the sale of the Company's
Products or the recruitment of agents to sell the Company's Products (an "Agent/MO Agreement"), may be granted options to purchase shares of Common Stock at a price not less than the fair market value of one share of Common
Stock on the date of the grant of the option. The options may be exercised for a period up to ten years upon payment of the option price for the underlying shares of Common Stock. The options terminate upon the termination of an Eligible Participant's Agent/MO Contract or if the Eligible Participant does not meet certain annual performance levels set forth in the Eligible Participant's Agent Stock Option Agreement.

    The Plan was adopted by the Board of Directors of the Company on March 30, 1995 and was approved by the stockholders of the Company at the 1995 Annual Meeting of Stockholders held on May 18, 1995.

    The Company will make application to the New York Stock Exchange for approval of the listing on the New York Stock Exchange of the shares of Common Stock to be issued under the Plan. No shares of Common
Stock will be issued under the Plan until the shares of Common Stock have been approved for listing on the New
York Stock Exchange.

    The Plan will be administered under the general direction and control of the Company's Board of Directors which may, subject to the terms of the Plan, issue orders or adopt resolutions to interpret the provisions and supervise the administration of the Plan. The Board of Directors may appoint a committee (the "Committee") of not fewer than three directors, to which it may delegate all of its power and authority under the Plan, except that the Committee shall not have the power to terminate, suspend, alter, or amend the Plan. The Board of Directors
3
may, from time
to time, remove members from or add members to the Committee and shall fill all vacancies on the Committee.

    The Board of Directors may suspend or terminate the Plan at any time without the approval of the stockholders of the Company. The Board of Directors may also alter or amend the Plan at any time without stockholder approval; provided, however, that no termination, suspension, alteration, or amendment shall (a) impair any option previously granted under the Plan without the consent of the holder thereof, or deprive any Eligible
Participant of any Common Stock previously acquired under the Plan, or (b) unless approved by the stockholders of the Company, increase the number of shares which may be issued pursuant to the Plan (except for adjustments to reflect any stock dividend, stock split, merger, consolidation, split-up, combination or exchange of shares, reorganization, liquidation, or the like). Any option outstanding at the time of termination of the Plan shall remain in effect subject to the provisions of this Plan until the option shall have been exercised or shall have expired.

    A summary of the major provisions of the Plan is set forth below. Such summary does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which accompanies this Prospectus as
Annex I, the full text of which is incorporated herein by reference. Additional information about the Plan, an Eligible Participant's Agent Stock Option Agreement, the Company's Board of Directors, and the Committee may be obtained from the Company at 415 Southwest Eighth Avenue, Topeka, Kansas 66603, (Telephone
(913) 232-6945).


    Shares Authorized to be Issued Under the Plan. Options to acquire an aggregate of 500,000 shares of
Common Stock have been authorized under the Plan. Shares of Common Stock covered by options which expire or are terminated will again be available for grants of options under the Plan. Shares of Common Stock issued pursuant to the exercise of options may be either authorized but unissued shares or issued shares that have been reacquired by the Company. Treasury shares may be purchased either in open market transactions or in negotiated private transactions. The Company has no plans, agreements, or negotiations under way to purchase shares in private transactions solely for the purpose of making shares available for purchase under the Plan. The Company will pay any fees, commissions, or expenses it incurs in connection with the Plan.

    In the event of any change in the number of shares of Common Stock outstanding by reason of a stock dividend, stock split, merger, consolidation, split-up, combination or exchanges of shares, reorganization, liquidation, or the like, the aggregate number and class of shares of Common Stock available under the Plan and the number and class of shares subject to each outstanding option and the option prices shall be appropriately adjusted by the Board of Directors. Subject to any required approval by the stockholders of the Company, if the Company is the surviving or resulting corporation in a merger or consolidation, each option that is outstanding at the time of the merger or consolidation shall apply to the same number and type of shares of stock that a holder of the same number of shares of Common Stock that is subject to such option was entitled to receive by reason of the merger or consolidation.


    Participation in the Plan. The Plan provides that options may only be granted to Eligible Participants.
Eligible Participants are selected agents and marketing organizations that have entered into an Agent/MO Contract with the Company or one of its subsidiaries. No subsidiary of the Company or any officer, director, or employee of the Company or its subsidiaries shall be eligible to receive options under the Plan. Participation in the Plan is entirely voluntary and no Eligible Participant shall be required to accept options or to exercise options granted under the Plan. No options may be granted under the Plan to any individual, corporation, or other entity which beneficially owns more than five percent of the total combined voting securities of the Company.

    The Committee, subject to the terms of the Plan, shall determine when options are granted, the Eligible
Participants to whom options will be granted, the purchase price and the number of option shares to be granted, and when the options granted may be exercised and shall expire. Decisions of the Committee with respect to the Plan are final, conclusive, and binding on all Eligible Participants.

    Grant of Options; Option Price. Any option granted in accordance with the Plan shall be granted upon the execution, both by the Eligible Participant (upon such execution, an "Optionee") and the Company, of an Agent
4

Stock Option Agreement in substantially the form of the Agent Stock Option Agreement attached to the Plan as Exhibit
"A", a copy of which is included in Annex I to this Prospectus. The terms and conditions of the form of Agent
Stock Option Agreement may be changed by the Board of Directors or the Committee from time to time, but these changes shall not affect any Agent Stock Option Agreement in force at the time the changes are made. Options may be granted under the Plan for terms not to exceed ten years from the date of grant, and the option price must be not less than 100% of the fair market value of the Common Stock at the time of the grant of the options. The fair market value of the Common Stock shall be the closing price of the Common Stock on the New York Stock
Exchange on the date of the grant (or on another established market in which the stock is actively traded if it is no longer traded on the New York Stock Exchange), except that if the Common Stock is actively traded in a market where there is no closing price, the fair market value shall be the mean between the bid and asked price on such market. If the Common Stock is not traded in an established market, the fair market value shall be determined by the Board of Directors or the Committee.


    Exercise of Options; Payment for Shares. An option may be exercised in whole or in part at any time until the termination or expiration of the option under the terms of the Plan and an Optionee's Agent Stock Option
Agreement. An option may not be exercised in installments of fewer than 1,000 shares at any one time, unless such lesser number shall equal the entire remaining unexercised portion of the option. An option may not be exercised if the Optionee is then in default in the payment of any obligations owed to the Company or any of its subsidiaries.
To exercise an option, an Optionee must notify the Secretary of the Company at the offices of the Company in Topeka, Kansas. The notice must specify the number of shares of Common Stock with respect to which the option is then being exercised, accompanied by the purchase price for such shares of Common Stock.

    The purchase price of the shares of Common Stock purchased upon exercise of the option shall be paid in full in cash at the time of exercise, but the Board of Directors or the Committee may (but shall not be required to) determine that shares of Common Stock may be purchased, in whole or in part, with Common Stock of the Company based on the fair market value of the Common Stock on the date of exercise of the option. The Company shall deliver the shares of Common Stock upon exercise of the option as soon as reasonably practicable. The stock certificate(s) evidencing the shares of Common Stock issued pursuant to the exercise of the option will contain such restrictive legend(s) concerning the obligations of the Optionee under the federal and state securities laws and other appropriate matters as the Board of Directors or the Committee shall determine. An Optionee shall not have any rights of a stockholder with respect to the shares of Common Stock covered by an option until, and to the extent, that the option shall have been duly exercised.


    Term of Options; Termination of Options. The term of each option shall be ten years from the date of granting such option. Each option shall be subject to earlier termination upon the first of the following dates:

         a. If the Optionee voluntarily terminates his, her, or its Agent/MO Contract within 12 months of the date of grant of the option, the date of the Optionee's termination of the Agent/MO contract;

         b. If the Optionee voluntarily terminates his, her, or its Agent/MO Contract more than 12 months after the date of grant of the option, the date 90 days after the date the Agent/MO Contract is terminated;

         c. If the Optionee is an individual, and such optionee's Agent/MO Contract is terminated because of the Optionee's permanent and total disability, the date 12 months following the date of termination of the Agent/MO Contract;

         d. If the Optionee is an individual, and such Optionee dies, the date 12 months following the date of the Optionee's death;

         e. If the Optionee fails to achieve the annual yearly premium requirement set forth in his, her, or its Agent/MO Contract for any calendar year, the next March 31 following the end of such calendar year;
 5

                    f. If the Optionee's Agent/MO Contract is terminated by reason of the Optionee's dishonesty, fraud, embezzlement, or any other malicious act substantially detrimental to the Company or one of its subsidiaries, the date of the termination of the Agent/MO Contract;

         g. If the Optionee's Agent/MO Contract is terminated by the Company or one of its subsidiaries for any reason other than as provided in c., d., or f. above, the date 90 days after the date of termination of the Agent/MO Contract; and

         h. The date of the expiration of the option ten years from the date of grant of the option.


    Federal Income Tax Effects of Plan Participation. The following discussion is a general summary of the material federal income tax consequences of participation in the Plan to Eligible Participants and does not purport to be a complete analysis or listing of all potential tax considerations or consequences relevant to a decision whether to participate in the Plan or to exercise an option granted under the Plan. The discussion does not address all aspects of federal income taxation that may be applicable to Eligible Participants subject to special federal income tax treatment, including, without limitation, foreign persons, insurance companies, tax-exempt entities, retirement plans, and dealers in securities. The discussion addresses neither the effect of any applicable state, local, or foreign tax laws, nor the effect of any federal tax laws other than those pertaining to the federal income tax. In view of the individual nature of federal income tax consequences, each Eligible Participant is urged to consult his, her, or its own tax advisor to determine the specific tax consequences of participation in the Plan to him, her, or it.

    The Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended
(the "Code"). Because the Plan is a nonqualified stock option plan for federal income tax purposes, the holders of options granted pursuant to the Plan will not receive certain benefits available to the holders of "qualified" stock options as defined by the Code. No income will be recognized by an Optionee upon the grant of a Plan option
(assuming such options are never publicly traded and have no readily ascertainable market value). However, the participant must generally recognize ordinary income at the time of exercise of the nonqualified option in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. Upon subsequent disposition, any further gain or loss is taxable either as a short-term or long-term capital gain or loss, depending upon the length of time that the shares of Common Stock are held.


    THE FOREGOING IS A GENERAL SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN AND IS INCLUDED FOR GENERAL INFORMATION
ONLY.  THE FOREGOING SUMMARY DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS
AND
CIRCUMSTANCES OF EACH ELIGIBLE PARTICIPANT'S FEDERAL INCOME TAX STATUS AND ATTRIBUTES. AS A RESULT, THE FEDERAL INCOME TAX CONSEQUENCES ADDRESSED IN THE FOREGOING SUMMARY MAY NOT APPLY TO EACH ELIGIBLE PARTICIPANT. EACH ELIGIBLE PARTICIPANT SHOULD CONSULT HIS, HER, OR ITS OWN TAX ADVISOR REGARDING THE SPECIFIC
TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN TO HIM, HER, OR IT, INCLUDING
THE
APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL AND OTHER TAX LAWS.


    Restrictions on Transferability of Options. This Prospectus does not pertain to the options granted under the Plan, which are not registered under the Securities Act of 1933, as amended, and may not be transferred except under the limited circumstances set forth below. Options granted to an Optionee that is not a natural person shall not be transferrable, and may be exercised only by such Optionee, or by such Optionee's successor by merger, consolidation, reorganization, or liquidation, if the Board of Directors or the Committee determines, in its sole discretion, to permit the transfer of such option in connection with such merger, consolidation, reorganization, or liquidation by causing the Company and such Optionee's successor to execute a new Agent Stock Option Agreement, but in no event may any option be exercised after the expiration of the original term of the option. Options granted to a natural person shall not be transferrable other than by will or the laws of descent and distribution, and may be exercised only by such individual, or after the Optionee's death, by such Optionee's executor, administrator, personal representative, or other person who has acquired the right to exercise the option by bequest or inheritance, but in no event may any option be exercised after the expiration of the original term of the option. Except under
6
those limited circumstances described above, no option or interest therein may be transferred, assigned, pledged, or hypothecated by an Optionee, by operation of law or otherwise, and any attempt to do so shall be void. No option or interest therein shall be made subject to levy, execution, attachment, or similar process, and any attempt to levy, execute, attach, or otherwise transfer the option or any interest therein or to place a lien upon the same shall be void.


    Resale Restrictions. Eligible Participants who become "affiliates" of the Company may not reoffer or resell shares of Common Stock acquired under the Plan by use or delivery of this Prospectus. Such affiliates may reoffer or resell such shares only (i) pursuant to a separate prospectus of the Company which has become effective under the Securities Act of 1933, as amended, (ii) pursuant to an applicable exemption from registration under the
Securities Act as indicated in a written opinion of legal counsel acceptable to the Company, or (iii) in reliance upon and in compliance with applicable provisions of Rule 144 under the Securities Act. The Company has neither an obligation nor any present intention to prepare and file such a separate prospectus to facilitate reoffers and resales by affiliates. "Affiliate" is defined in Rule 405 under the Securities Act as any person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company by means of the direct or indirect possession of the power to direct or cause the direction of the Company's management and policies, whether through the ownership of voting securities, by contract, or otherwise.

    Eligible Participants who are not affiliates of the Company at the time of their proposed reoffer or resale of shares of the Common stock and who acquire such shares under the Plan pursuant to this Prospectus generally would be entitled to effect such reoffers or resales without the use of a separate prospectus, obtaining an opinion of counsel, or reliance upon Rule 144.



                              USE OF PROCEEDS

    The purpose of the Plan is to provide an additional incentive for Eligible Participants to promote the
Company's Products and to generally promote the success of the Company's business, rather than to obtain proceeds for any particular purpose. The net proceeds that become available to the Company through the exercise of options and sales of Common Stock pursuant to the terms of the Plan will be used for general corporate purposes, which may include additions to working capital, capital expenditures, acquisitions, stock repurchases, and repayment of indebtedness.



                               LEGAL MATTERS

    The validity of the Common Stock to be issued upon exercise of options under the Plan is being passed upon for the Company by Foulston & Siefkin L.L.P., Wichita, Kansas.



                                  EXPERTS

    The consolidated financial statements incorporated in this prospectus by reference from the Company s
Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Deloitte & Touche LLP independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
7

                 CONTINUOUS OFFERING PURSUANT TO RULE 415


    The Common Stock offered hereby is being registered on a delayed or continuous basis pursuant to Rule
415 of the Commission for purposes of allowing the exercise of options by Optionees in accordance with the terms of the Plan. As set forth above under the caption "INCORPORATION OF CERTAIN DOCUMENTS BY
REFERENCE," information concerning the Company and the Common Stock is available from reports filed by the
Company with the Commission in current reports on Form 8-K, quarterly reports on Form 10-Q, and annual reports on Form 10-K. All Optionees are encouraged to carefully review the current information before making decisions concerning the exercise of options granted pursuant to the Plan.
8

                                 ANNEX I
______________________________________________________________________________


                      AMVESTORS FINANCIAL CORPORATION
                       1995 AGENTS STOCK OPTION PLAN

______________________________________________________________________________

                             TABLE OF CONTENTS

                                                                       Page

     1.  Statement of Purpose. . . . . . . . . . . . . . . . . . . . . .  1

     2.  Common Stock for the Plan . . . . . . . . . . . . . . . . . . .  1

     3.  Administration of the Plan. . . . . . . . . . . . . . . . . . .  1

     4.  Eligible Participants . . . . . . . . . . . . . . . . . . . . .  2

     5.  Grant of Options. . . . . . . . . . . . . . . . . . . . . . . .  2

     6.  Option Prices . . . . . . . . . . . . . . . . . . . . . . . . .  3

     7.  Term of Options . . . . . . . . . . . . . . . . . . . . . . . .  3

     8.  Exercise of Options . . . . . . . . . . . . . . . . . . . . . .  3

     9.  Restrictions on Transferability of Options. . . . . . . . . . .  4

    10.  Termination of Options. . . . . . . . . . . . . . . . . . . . .  4

    11.  Adjustments upon Changes in Capitalization. . . . . . . . . . .  5

    12.  Adjustments when Corporation is Surviving Corporation in Merger  5

    13.  Effective Date of the Plan. . . . . . . . . . . . . . . . . . .  6

    14.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

    15.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .  6

    16.  Government and Other Regulations. . . . . . . . . . . . . . . .  6

    17.  Nonexclusivity of the Plan. . . . . . . . . . . . . . . . . . .  7

    18.  Termination and Amendments of the Plan. . . . . . . . . . . . .  7

    19.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .  7

                      AMVESTORS FINANCIAL CORPORATION
                       1995 AGENTS STOCK OPTION PLAN
     1. Statement of Purpose. The purpose of this 1995 Agents Stock Option Plan (the "Plan") is to encourage ownership of the Common Stock, no par value (the "Common Stock"), of AmVestors Financial
Corporation, a Kansas corporation (the "Corporation"), by agents and marketing organizations that recruit agents
(collectively, the "Eligible Participants") who sell annuity products and other related savings and life insurance products of the Corporation's Subsidiaries, including American Investors Life Insurance Company, Inc. (the
"Corporation's Products"), pursuant to an Agent/MO Contract. The term "Agent/MO Contract" and other capitalized terms used herein shall have the meanings set forth in Section 19 of the Plan. The Plan is intended to provide an additional incentive for the Eligible Participants to promote the sale of the Corporation's Products and to generally promote the success of the Corporation's business. Options granted under the Plan shall not be treated as an "incentive stock option" as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended.


     2. Common Stock for the Plan. A total of 500,000 shares of the Corporation's Common Stock may be issued upon the exercise of Options granted under the Plan. These shares of Common Stock may be either authorized but unissued shares or issued shares which have been reacquired by the Corporation as the Board of Directors of the Corporation may determine. If any outstanding Option under the Plan expires or is terminated for any reason without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option shall again become available under the Plan. The Corporation shall at all times during the term of this Plan reserve and keep available such number of shares of its Common Stock as will be sufficient to satisfy the requirements of this Plan, and shall pay all fees and expenses necessarily incurred by the Corporation in connection with the exercise of Options granted hereunder.


     3.  Administration of the Plan.

         a. Board of Directors. The Plan shall be administered under the general direction and control of the Board of Directors which may from time to time issue orders or adopt resolutions not inconsistent with the provisions of the Plan to interpret the provisions and supervise the administration of the Plan. In administering the Plan, the vote of a majority of the Directors voting, provided they constitute a quorum under the Corporation's bylaws, shall be conclusive.

         b. Committee. The Board of Directors may appoint a Committee consisting of not fewer than three directors, who shall serve at the pleasure of the Board of Directors. All Committee members shall be disinterested persons as defined in Securities and Exchange Commission Rule 16b-3. The Board of
    Directors may, from time to time, remove members from or add members to the Committee and shall fill all vacancies on the Committee. The Board of Directors may delegate to the Committee full power and authority to take any action required or permitted to be taken by the Board of Directors under the Plan, except that the Committee shall not have the power to terminate, suspend, alter, or amend the Plan. Subject to the provisions of the Plan, the Committee shall have the plenary authority, in its discretion, to determine the time or times at which, and the Eligible Participants to whom, Options shall be granted, the purchase price, the terms of payment, the number of shares of Common Stock to be covered by each Option, when each Option may be exercised, and the expiration date thereof. The Options granted by such Committee may contain such terms and provisions as the Committee, in its discretion, deems desirable and appropriate;
    provided, however, that such additional terms shall not be inconsistent with any provision of the Plan. A majority of the Committee shall constitute a quorum, and the action of a majority of the members present
    (whether in person or by telephone) at any meeting at which a quorum is present, or action authorized or approved in writing by a majority of the Committee, shall be deemed the action of the Committee.

     4. Eligible Participants. Individuals, corporations, and other entities eligible to receive Options under the Plan shall be such Eligible Participants as the Board of Directors, in its sole discretion, may select; provided, however, that no Subsidiary of the Corporation or any officer, director, or employee of the Corporation or its Subsidiaries shall be eligible to receive Options under the Plan. An Eligible Participant who shall have been granted an Option under the Plan may be granted one or more additional Options. No Option shall be granted to any individual, corporation, or other entity which beneficially owns more than five percent of the total combined voting securities of the Corporation. Nothing in this Plan shall be construed to give Eligible Participants the right to be granted an Option, and neither the Plan, the granting of an Option, nor the taking of any other action under the Plan shall constitute or be any evidence of any agreement or understanding, express or implied, that the Corporation or any of its Subsidiaries will authorize any Optionee to sell the Corporation's Products or recruit agents to sell the Corporation's Products for any period of time or for any particular commission.


     5. Grant of Options. Any Option granted in accordance with the Plan shall be granted only upon the execution, by both the Eligible Participant and the Corporation, of a stock option agreement in substantially the form of the Agent Stock Option Agreement attached hereto as Exhibit "A". The terms and conditions of the form of the Agent Stock Option Agreement may be changed by the Board of Directors or the Committee from time to time, but these changes shall not affect any Agent Stock Option Agreement in force at the time the changes are made.


     6. Option Prices. The purchase price of the Common Stock covered by each Option shall be determined by the Board of Directors or the Committee, but shall not be less than 100% of the Fair Market Value of the Common Stock at the time of the grant of the Option.


     7. Term of Options. The term of each Option shall be ten years from the date of granting such
Option. Each Option shall be subject to earlier termination as herein provided.


     8.  Exercise of Options.

         a. Time of Exercise. An Option may be exercised in accordance with its terms after the granting thereof and the approval of the Plan by the stockholders of the Corporation in accordance with
    Section 13 of the Plan. An Option may be exercised in whole or in part, at any time or from time to time, on any business day of the Corporation during the period the Option is exercisable, except that an Option may not be exercised for less than 1,000 shares of Common Stock unless the exercise for a lesser number of shares of Common Stock will exhaust the Option. An Option may not be exercised if the Optionee is then in default in the payment of any obligations owed to the Corporation or any of its Subsidiaries.

         b. Method of Exercise. An Option may only be exercised by written notice to the Secretary of the Corporation, at the office of the Corporation in Topeka, Kansas, specifying the number of shares of
    Common Stock with respect to which such Option is then being exercised, accompanied by the purchase price for such shares of Common Stock. The purchase price of the shares of Common Stock purchased upon exercise of an Option shall be paid in full in cash at the time of exercise, but the Board of Directors or the Committee may (but shall not be required to) determine that shares of Common Stock may be purchased, in whole or in part, with Common Stock of the Company based on the Fair Market Value of the Common Stock on the date of exercise.

         c. Delivery of Certificates. Subject to the other provisions of the Plan, the Corporation shall deliver the shares of Common Stock upon exercise of the Option as soon as reasonably practicable. The stock certificate(s) evidencing the shares of Common Stock issued pursuant to the exercise of the Option shall contain such restrictive legend(s) concerning the obligations of the Optionee under the federal and state securities laws and other appropriate matters as the Board of Directors or the Committee shall determine.

              d. No Rights as Stockholder until Option Exercised. An Optionee shall not have any rights of a stockholder with respect to the shares of Common Stock covered by an Option until, and to the extent, that the Option shall have been duly exercised.


     9.  Restrictions on Transferability of Options.

         a. By Corporation or Entity. Options granted to an Optionee that is not a natural person shall not be transferrable, and may be exercised only by such Optionee, or by such Optionee's successor by merger, consolidation, reorganization, or liquidation, if the Board of Directors or the Committee determines, in its sole discretion, to permit the transfer of such Option in connection with such merger, consolidation, reorganization, or liquidation by causing the Corporation and such Optionee's successor to execute a new
    Agent Stock Option Agreement, but in no event may any Option be exercised after the expiration of the term of the Option as set forth in Section 7 above.

         b. By Natural Person. Options granted to a natural person shall not be transferrable other than by will or the laws of descent and distribution, and may be exercised only by such individual, or after the Optionee's death, by such Optionee's executor, administrator, personal representative, or other person who has acquired the right to exercise the Option by bequest or inheritance, but in no event may any Option be exercised after the expiration of the term of the Option as set forth in Section 7 above.

         c.   Other Restrictions.  Except as otherwise permitted in this
Section 9, no Option or interest
    therein may be transferred, assigned, pledged, or hypothecated by the Optionee, by operation of law or otherwise, and any attempt to do so shall be void. No Option or interest therein shall be made subject to levy, execution, attachment, or similar process, and any attempt to levy, execute, attach, or otherwise transfer the Option or any interest therein or to place a lien upon the same shall be void.


    10. Termination of Options. Upon the first of the following dates, each Option shall terminate, the
Option shall immediately become void, and the Optionee shall not be entitled to exercise the Option:

         a. If the Optionee voluntarily terminates his, her, or its Agent/MO Contract within twelve months of the date of grant of the Option, the date of the Optionee's termination of the Agent/MO Contract;

         b. If the Optionee voluntarily terminates his, her, or its Agent/MO Contract more than twelve months after the date of grant of the Option, the date 90 days after the date the Agent/MO Contract is terminated;

         c. If the Optionee is an individual, and such Optionee's Agent/MO Contract is terminated because of the Optionee's permanent and total disability, the date twelve months following the date of termination of the Agent/MO Contract;

         d. If the Optionee is an individual, and such Optionee dies, the date twelve months following the date of the Optionee's death;

         e. If the Optionee fails to achieve the applicable Yearly Premium Requirement for any calendar year, the next March 31 following the end of such calendar year;

         f. If the Optionee's Agent/MO Contract is terminated by reason of the Optionee's dishonesty, fraud, embezzlement, or any other malicious act substantially detrimental to the Corporation or one of its
    Subsidiaries, the date of the termination of the Agent/MO Contract, and the Option shall immediately become void and the Optionee shall not be entitled to exercise the Option;

         g. If the Optionee's Agent/MO Contract is terminated by the Corporation or one of its
    Subsidiaries for any reason except as expressly provided in subsections c, d, or f above, the date 90 days after the date of termination of the Agent/MO Contract; and

         h. The date of the expiration of the term of the Option as set forth in Section 7 of the Plan.


    11. Adjustments upon Changes in Capitalization. Notwithstanding any other provisions of the Plan, in the event of any change in the outstanding Common Stock of the Corporation by reason of a stock dividend, stock split, merger, consolidation, split-up, combination or exchange of shares, reorganization, liquidation, or the like, the aggregate number and class of shares of Common Stock available under the Plan and the number and class of shares subject to each outstanding Option and the option prices shall be appropriately adjusted by the Board of Directors or the Committee whose determination shall be conclusive.


    12. Adjustments when Corporation is Surviving Corporation in Merger. Subject to any required approval by the stockholders of the Corporation, if the Corporation shall be the surviving or resulting corporation in any merger or consolidation, each then outstanding Option granted hereunder shall pertain to and apply to the same number and type of shares of stock which a holder of the same number of shares of Common Stock subject to such Option was entitled to receive by reason of such merger or consolidation.


    13. Effective Date of the Plan. The Plan shall be effective from the date of its adoption by the Board of Directors, and Options may be granted immediately after such adoption, but no Option may be exercised under the Plan unless and until the Plan has been approved by the stockholders of the Corporation at a meeting held within 12 months after the date of such adoption. The Plan shall terminate if it is not approved by the stockholders of the Corporation within 12 months from the date of its adoption by the Board of Directors.


    14. Notices. All notices or other communications by an Eligible Participant to the Corporation under or in connection with the Plan shall be deemed to have been given when received by the Corporation or when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof.


    15. Governing Law. This Plan and each Agent Stock Option Agreement entered into under the Plan shall be construed in accordance with and shall be governed by the laws of the State of Kansas.


    16. Government and Other Regulations. The obligations of the Corporation to sell and deliver shares of Common Stock shall be subject to all applicable laws, rules, and regulations and such approvals by any governmental agencies, national securities exchanges, and interdealer securities quotation systems, as may be required, including, without limitation, the effectiveness of a registration statement on Form S-2, Form S-3, or other applicable form, under the Securities Act of 1933, as amended, the receipt of all state securities laws permits or authorizations or confirmation of the availability of exemption from state securities laws registration requirements, and the acceptance of a supplemental listing application by a national securities exchange or filing of a notification of listing of additional shares with an interdealer quotation system, all as deemed necessary or appropriate by counsel for the Corporation. An Option may not be exercised if its exercise would violate any applicable state securities law, any federal securities law, any rule of a securities exchange or interdealer securities quotation system on which the Common Stock of the Corporation is traded or listed, any law of the State of Kansas, or any other federal law.


    17. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan for approval of the stockholders of the Corporation shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options otherwise than under the Plan.


    18. Termination and Amendments of the Plan. The Board of Directors may at any time suspend or terminate the Plan and shall have the right to alter or amend the Plan or any part thereof at any time and from time to time as it may deem proper and in the best interest of the Corporation.
Any termination, suspension, alteration, or amendment of the Plan effective pursuant to this Section 18 may be made by the Board of Directors without further action on the part of the stockholders of the Company; provided, that, no such termination, suspension, alteration, or amendment shall (a) impair, without the consent of the Optionee, any Option theretofore granted to such Optionee under the Plan or deprive such Optionee of any Common Stock that such Optionee has acquired under the
Plan, or (b) unless approved by the stockholders of the Corporation, increase the total number of shares of Common
Stock which may be purchased under the Plan (except as provided in Section 11 and Section 12 hereof). Any Option outstanding at the time of termination of the Plan shall remain in effect subject to the provisions of this Plan until the Option shall have been exercised or shall have expired.


    19. Definitions. The following terms as used in this Plan and in the Agent Stock Option Agreement shall have the following meanings unless the context otherwise requires:

         "Agent/MO Contract" means a contract between an agent and the Corporation or a Subsidiary of the Corporation providing for the sale of the Corporation's Products by the agent, or a contract between a marketing organization and the Corporation or a Subsidiary of the Corporation providing for the marketing organization's recruitment of agents to sell the Corporation's Products.

         "Agent Stock Option Agreement" means an Agent Stock Option Agreement in substantially the form attached to the Plan as Exhibit "A".

         "Board of Directors" means the Board of the Directors of the Corporation.

         "Common Stock" means the common stock, no par value, of the Corporation.

         "Committee" means the committee appointed by the Board of Directors pursuant to Section 3.b of the Plan.

         "Corporation" means AmVestors Financial Corporation, a Kansas corporation.

         "Corporation's Products" shall have the meaning set forth in Section 1 of the Plan.

         "Eligible Participants" shall have the meaning set forth in Section 1 of the Plan, and "Eligible
    Participant" refers to any one of them.

         "Fair Market Value of the Common Stock"   means:

            (a) If the Common Stock is traded on a national securities exchange, the closing price per share of such stock on the date in question, or if there is no trading of such stock on such date, the closing price per share of such stock on the next preceding date on which such stock was traded;

            (b) If the Common Stock is reported on the NASDAQ National Market System, the closing price per share of such stock on the date in question, or if there is no trading of such stock on such date, the closing price per share of such stock on the next preceding date on which such stock was traded;

            (c) If the Common Stock is reported on any other NASDAQ automated reporting system, the mean between the closing bid and asked prices per share of such stock on the date in question,
 or
         if there is no trading of such stock on such date, the mean between the closing bid and asked prices per share of such stock on the next preceding date on which such stock was traded; or

            (d) If the Common Stock is not traded on a national securities exchange or reported on the
         NASDAQ National Marketing System or any other NASDAQ automated reporting system, the price per share determined by the Board of Directors. In such case, the Board of Directors shall make a good faith attempt to value the Common Stock and the determination of the Fair Market
         Value of the Common Stock by the Board of Directors shall be final, binding, and conclusive.

         "Options" means options granted to Eligible Participants under the Plan, and "Option" refers to any one of them.

         "Optionee" means an Eligible Participant that has been granted an Option under the Plan.

         "Plan" means this AmVestors Financial Corporation 1995 Agents Stock Option Plan and all
    amendments thereto.

         "Subsidiary" means a corporation more than the 50% of the voting stock of which shall at the time be owned directly or indirectly by the Corporation.

         "Yearly Premium Requirement" means the dollar amount of premiums to be submitted by the
    Optionee for the issuance of the Corporation's Products for a particular calendar year as set forth in each
    Optionee's Agent Stock Option Agreement.





         This AmVestors Financial Corporation 1995 Agents Stock Option Plan was approved and adopted by the Board of Directors of AmVestors Financial Corporation at its regular meeting on March 30, 1995, and was approved and such adoption ratified by the stockholders of such Corporation at the annual meeting thereof on the 18th day of May,
         1995.

                                AGENT STOCK OPTION AGREEMENT

                      AMVESTORS FINANCIAL CORPORATION
                       1995 AGENTS STOCK OPTION PLAN

Date:                                  Optionee:
Number of Shares of
Common Stock Subject to Option:             Option Price:

    Under and subject to the terms, conditions, and limitations of the AmVestors Financial Corporation 1995
Agents Stock Option Plan (the "Plan"), _______________________________________
("Optionee") is hereby
granted an option (the "Option") to purchase all or any part of an aggregate of __________ shares of common stock, no par value, ("Common Stock") of AmVestors Financial Corporation (the "Corporation"), at an option price of $_____________ per share. This Option shall expire ten years from the date of this Agreement, unless sooner terminated under the terms of the Plan. All capitalized terms used in this Agreement shall have the same meanings as in the Plan.

    The Optionee's Yearly Premium Requirement for the following calendar years are as follows:

                   Optionee's Yearly                                 Optionee's Yearly
    Calendar Year  Premium Requirement           Calendar Year  Premium Requirement

      __________   $________________               __________  $________________
      __________   $________________               __________  $________________
      __________   $________________               __________  $________________
      __________   $________________               __________  $________________
      __________   $________________               __________  $________________

    This Agreement is governed by the terms of the Plan and the Plan is incorporated herein by reference. Any inconsistencies between this Agreement and the Plan document shall be governed by the Plan document.

    By signing this Agreement and accepting the Option which is being granted, Optionee certifies that:

         (1) Optionee will abide by all terms of the Plan and agrees that the Option will be governed solely by the express terms of the Plan, as supplemented by this Agreement; and

         (2) Optionee has received a copy of the most recent annual report to stockholders of the
    Corporation and all quarterly reports to stockholders issued since the most recent annual report to stockholders.

         (3) Optionee will not exercise the Option until Optionee has received a Prospectus for the shares of Common Stock.

         (4) Any Common Stock purchased pursuant to the Option will be purchased for investment purposes only and not with a view to the sale or public distribution thereof.


Date: ___________________         ____________________________________________
                                  Optionee


                                  AMVESTORS FINANCIAL CORPORATION

                                  By_________________________________________
                                    Its_______________________________________


                                 EXHIBIT "A"

                                  PART II

                      AMVESTORS FINANCIAL CORPORATION

                  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution*

      SEC registration fee. . . . . . .$   2,220.00
      Legal fees and expenses . . . . .$  11,000.00
      Accounting fees and expenses. . .$   5,000
      Printing expenses . . . . . . . .$     745.00

      TOTAL . . . . . . . . . . . . . .$   18,965.00
      _________________________
      *All amounts except the SEC Registration
        Fee are estimates.



Item 15. Indemnification of Directors and Officers

    Section 17-6305 of the General Corporation Code of the State of Kansas permits a corporation, subject to the standards set forth therein, to indemnify any person in connection with any threatened, pending, or completed action, suit, or proceeding by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation. The Company's bylaws provide for indemnification of officers and directors to the extent permitted by Section 17-6305.

    Pursuant to a policy of directors' and officers' liability insurance, the Company's directors and officers are insured, subject to certain limits, exceptions, and other terms and conditions of such policy, against loss arising from certain claims made against them by reason of their serving as directors and officers of the Company.


Item 16. Exhibits.

    The following exhibits are filed herewith or incorporated herein by reference:

     4.1 AmVestors Financial Corporation 1995 Agents Stock Option Plan (included in the Prospectus as
         Annex I).

     4.2 Form of Agent Stock Option Agreement (included in the Prospectus as Exhibit "A" to Annex I).

     5.1 Opinion of Foulston & Siefkin L.L.P. as to the securities being registered.

     8.1 Tax opinion of Foulston & Siefkin L.L.P.

    23.1 Consent of Deloitte & Touche LLP.

    23.2 Consent of Foulston & Siefkin L.L.P. (included in Exhibit 5.1 and
Exhibit 8.1).

    24.1 Power of Attorney (included on signature page of the Registration Statement).

Item 17. Undertakings.

         (a)  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any material information with respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-
              effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the
              Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section
              15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
              In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Topeka, State of Kansas, on March 28, 1996.

                                  AMVESTORS FINANCIAL CORPORATION


                             By /s/ Ralph W. Laster, Jr
                                Ralph W. Laster, Jr.
                                Chairman of the Board, Chief Executive Officer, and Chief Financial Officer



                             POWER OF ATTORNEY

    We, the undersigned officers and directors of AmVestors Financial Corporation hereby severally and individually constitute and appoint Ralph W. Laster, Jr. and Mark V. Heitz, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place, and stead of each of us (individually and in any capacity stated below) any and all amendments to this registration statement on Form S-3 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and to perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                 Title                            Date


/s/ Ralph W. Laster, Jr.     Chairman of the Board, Chief       March 28, 1996
Ralph W. Laster, Jr.         Executive Officer, Chief
                             Financial Officer and Director
                             (Principal Executive Officer,
                             Principal Accounting Officer, and
                             Principal Financial Officer)


/s/ Mark V. Heitz            President, General Counsel,         March 28, 1996
Mark V. Heitz                and Director

/s/ Janis L. Andersen         Director                           March 28, 1996
Janis L. Andersen
II-3

/s/ Robert G. Billings        Director                           March 28, 1996
Robert G. Billings

/s/ Jack H. Brier             Director                           March 28, 1996
Jack H. Brier

/s/ R. Rex Lee, M.D.          Director                           March 28, 1996
R. Rex Lee, M.D.

/s/ Robert R. Lee             Director                           March 28, 1996
Robert R. Lee

/s/ Robert T. McElroy, M.D.   Director                           March 28, 1996
Robert T. McElroy, M.D.

/s/ James V. O'Donnell        Director                           March 28, 1996
James V. O'Donnell

                               EXHIBIT INDEX



    Exhibit No.                                                 Page


     4.1 AmVestors Financial Corporation 1995 Agents Stock Option
         Plan (included in the Prospectus as Annex I).

     4.2 Form of Agent Stock Option Agreement (included in the
         Prospectus as Exhibit "A" to Annex I).

     5.1 Opinion of Foulston & Siefkin L.L.P. as to the securities being registered.

     8.1 Tax opinion of Foulston & Siefkin L.L.P.

    23.1 Consent of Deloitte & Touche LLP.

    23.2 Consent of Foulston & Siefkin L.L.P. (included in Exhibit 5.1 and Exhibit 8.1).

    24.1 Power of Attorney (included on signature page of the Registration Statement).